Exhibit 32.1

I, Jeffrey L. Harmening, Chief Executive Officer of General Mills, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)    the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended February 22, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 18, 2026

/s/ Jeffrey L. Harmening
Jeffrey L. Harmening
Chief Executive Officer
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